Exhibit 99.1

Investor Contact:	Media Contact:
Jack Dickens	Adrian Sakowicz
Senior Director - Investor Relations	Vice President - Communications
(630) 743-2566	(630) 743-5039
jdickens@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

DOWNERS GROVE, Ill., February 1, 2024 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the fourth quarter and full year ended December 31, 2023. All comparisons are to the comparable period of the prior fiscal year, unless otherwise noted.

	Three Months Ended December 31,			Years Ended December 31,
($ in millions, except per share data)	2023	2022	% Change	2023	2022	% Change
U.S. GAAP
Revenue	$2,106	$2,139	(2)%	$8,438	$8,508	(1)%
Net earnings	296	264	12%	1,057	1,065	(1)%
Diluted EPS	2.11	1.87	13%	7.52	7.42	1%

Non-GAAP
Organic revenue change			(3)%			(1)%
Adjusted net earnings [1]	345	305	13%	1,237	1,213	2%
Adjusted diluted EPS	2.45	2.16	13%	8.80	8.45	4%

1 Q4 and full year 2023 and 2022 adjusted net earnings exclude after tax purchase accounting expenses, disposition costs and restructuring and other costs. Q4 and full year 2023 include the net income tax benefit of an internal reorganization executed in 2023, and full year 2022 excludes a reduction to income taxes previously recorded related to the Tax Cuts and Jobs Act.

For the quarter ended December 31, 2023, Dover generated revenue of $2.1 billion, a decrease of 2% (-3% organic). GAAP net earnings of $296 million increased 12%, and GAAP diluted EPS of $2.11 was up 13%. On an adjusted basis, net earnings of $345 million increased 13% and adjusted diluted EPS of $2.45 was up 13%.

For the year ended December 31, 2023, Dover generated revenue of $8.4 billion, a decrease of 1% (-1% organic). GAAP net earnings of $1.1 billion decreased 1%, and GAAP diluted EPS of $7.52 was up 1%. On an adjusted basis, net earnings of $1.2 billion increased 2%, and adjusted diluted EPS of $8.80 was up 4%.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover’s President and Chief Executive Officer, Richard J. Tobin, said, “The fourth quarter market conditions and our business posture were in line with our forecasts. In the end markets where secular demand trends inflected positively, such as CO2 refrigeration systems, waste handling and precision components, we were able to capitalize on the market conditions and drive margin mix higher benefiting the consolidated portfolio in the quarter. We reduced production volumes in certain product lines in line with our mid-year forecasts in response to destocking trends that resulted from lead time normalization and higher inventory carrying costs driven by interest rate increases. We believe these proactive actions balanced channel inventories in the majority of our markets with forecasted demand for 2024. This operating posture drove an exemplary operating cash flow performance in the quarter and positions us to match production performance with prevailing demand in the coming year.

“Our solid operational execution was complemented by active portfolio enhancement in line with the priorities we reiterated at our investor day last March. In the past few months we completed several accretive and synergistic bolt-on acquisitions that improve our revenue mix with high-growth recurring and software revenue streams. We anticipate completing the De-Sta-Co sale by the end of the first quarter. Bolstered by our proactive working capital management and margin enhancement, we enter 2024 with a strong balance sheet and ample capacity to execute against a strong acquisition pipeline and pursue opportunistic capital return strategies, as we continue our portfolio enhancement strategy.

“We have a constructive outlook for 2024. We expect demand conditions to progressively improve from the fourth quarter exit rate through the year on solid underlying end markets across most of the portfolio, supported by the recent positive year-over-year order momentum. There is significant runway in our margin improvement plan with numerous cost and performance levers available to continue driving strong margin conversion. With this backdrop, we are confident in our ability to continue to deliver long-term value creation for our shareholders through a combination of accretive top line growth, capital allocation, and portfolio enhancement.”

FULL YEAR 2024 GUIDANCE:

In 2024, Dover expects to generate GAAP EPS in the range of $7.90 to $8.10 (adjusted EPS of $8.95 to $9.15), based on full year revenue growth of 2% to 4% (1% to 3% on an organic basis).

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its fourth quarter and full year 2023 results at 9:30 A.M. Eastern Time (8:30 A.M. Central Time) on Thursday, February 1, 2024. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover's results and its operating segments can be found on the Company's website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of over $8 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Clean Energy & Fueling, Imaging & Identification, Pumps & Process Solutions and Climate & Sustainability Technologies. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 65 years, our team of over 25,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV." Additional information is available at dovercorporation.com.

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, "forward-looking" statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control. Factors that could cause actual results to differ materially from current expectations include, among other things, general economic conditions and conditions in the particular markets in which we operate; supply chain constraints and labor shortages that could result in production stoppages, inflation in material input costs and freight logistics; the impact of interest rate and currency exchange rate fluctuations; the impacts of natural or human-induced disasters, acts of war, terrorism, international conflicts, and public health crises on the global economy and on our customers, suppliers, employees, business and cash flows; changes in customer demand and capital spending; competitive factors and pricing pressures; our ability to develop and launch new products in a cost-effective manner; our ability to realize synergies from newly acquired businesses; and our ability to derive expected benefits from restructuring, productivity initiatives and other cost reduction actions. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - FOURTH QUARTER AND FULL YEAR 2023

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data*)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Revenue	$2,105,757	$2,139,181	$8,438,134	$8,508,088
Cost of goods and services	1,319,994	1,372,852	5,353,501	5,444,532
Gross profit	785,763	766,329	3,084,633	3,063,556
Selling, general and administrative expenses	431,291	413,611	1,718,290	1,684,226
Operating earnings	354,472	352,718	1,366,343	1,379,330
Interest expense	30,898	33,126	131,305	116,456
Interest income	(4,944)	(1,462)	(13,496)	(4,430)
Other income, net	(713)	(2,359)	(21,472)	(20,201)
Earnings before provision for income taxes	329,231	323,413	1,270,006	1,287,505
Provision for income taxes	32,969	59,834	213,178	222,129
Net earnings	$296,262	$263,579	$1,056,828	$1,065,376

Net earnings per share:
Basic	$2.12	$1.88	$7.56	$7.47
Diluted	$2.11	$1.87	$7.52	$7.42
Weighted average shares outstanding:
Basic	139,893	140,343	139,848	142,681
Diluted	140,586	141,168	140,599	143,595

Dividends paid per common share	$0.51	$0.505	$2.03	$2.01

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2023					2022
	Q1	Q2	Q3	Q4	FY 2023	Q1	Q2	Q3	Q4	FY 2022
REVENUE
Engineered Products	$497,549	$473,687	$504,271	$529,080	$2,004,587	$487,647	$514,436	$516,501	$525,048	$2,043,632
Clean Energy & Fueling	430,729	441,166	466,959	449,423	1,788,277	458,395	494,075	464,022	462,015	1,878,507
Imaging & Identification	283,091	271,932	276,179	285,530	1,116,732	272,255	275,951	282,371	293,238	1,123,815
Pumps & Process Solutions	413,881	465,626	431,373	444,811	1,755,691	435,195	441,127	433,558	418,355	1,728,235
Climate & Sustainability Technologies	455,325	449,001	475,911	398,345	1,778,582	399,078	434,164	462,671	441,811	1,737,724
Intersegment eliminations	(1,552)	(1,326)	(1,425)	(1,432)	(5,735)	(669)	(1,038)	(832)	(1,286)	(3,825)
Total consolidated revenue	$2,079,023	$2,100,086	$2,153,268	$2,105,757	$8,438,134	$2,051,901	$2,158,715	$2,158,291	$2,139,181	$8,508,088

NET EARNINGS
Segment Earnings:
Engineered Products	$84,275	$73,076	$101,610	$118,464	$377,425	$71,130	$81,671	$90,145	$103,573	$346,519
Clean Energy & Fueling	73,605	83,616	92,483	78,900	328,604	72,962	99,034	90,208	90,789	352,993
Imaging & Identification	68,315	61,336	70,316	72,545	272,512	58,598	61,392	74,477	73,617	268,084
Pumps & Process Solutions	115,244	129,337	117,907	121,917	484,405	146,617	138,048	128,573	119,780	533,018
Climate & Sustainability Technologies	73,778	76,074	84,060	71,468	305,380	53,609	64,181	75,190	61,504	254,484
Total segment earnings	415,217	423,439	466,376	463,294	1,768,326	402,916	444,326	458,593	449,263	1,755,098
Purchase accounting expenses [1]	42,679	40,200	40,320	41,744	164,943	53,286	47,019	40,526	40,272	181,103
Restructuring and other costs [2]	14,053	18,143	12,327	19,150	63,673	10,552	7,944	8,613	11,881	38,990
Disposition costs [3]	—	—	—	1,302	1,302	194	—	—	—	194
Corporate expense / other [4]	40,072	33,922	30,686	45,913	150,593	37,404	27,967	27,876	42,033	135,280
Interest expense	34,214	33,804	32,389	30,898	131,305	26,552	26,989	29,789	33,126	116,456
Interest income	(2,091)	(2,653)	(3,808)	(4,944)	(13,496)	(775)	(949)	(1,244)	(1,462)	(4,430)
Earnings before provision for income taxes	286,290	300,023	354,462	329,231	1,270,006	275,703	335,356	353,033	323,413	1,287,505
Provision for income taxes [5]	57,716	57,784	64,709	32,969	213,178	49,550	45,738	67,007	59,834	222,129
Net earnings	$228,574	$242,239	$289,753	$296,262	$1,056,828	$226,153	$289,618	$286,026	$263,579	$1,065,376

SEGMENT EARNINGS MARGIN
Engineered Products	16.9%	15.4%	20.1%	22.4%	18.8%	14.6%	15.9%	17.5%	19.7%	17.0%
Clean Energy & Fueling	17.1%	19.0%	19.8%	17.6%	18.4%	15.9%	20.0%	19.4%	19.7%	18.8%
Imaging & Identification	24.1%	22.6%	25.5%	25.4%	24.4%	21.5%	22.2%	26.4%	25.1%	23.9%
Pumps & Process Solutions	27.8%	27.8%	27.3%	27.4%	27.6%	33.7%	31.3%	29.7%	28.6%	30.8%
Climate & Sustainability Technologies	16.2%	16.9%	17.7%	17.9%	17.2%	13.4%	14.8%	16.3%	13.9%	14.6%
Total segment earnings margin	20.0%	20.2%	21.7%	22.0%	21.0%	19.6%	20.6%	21.2%	21.0%	20.6%

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period.
[2] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges.
3 Q4 and FY 2023 disposition costs relate to the sale of De-Sta-Co which is expected to close in Q1 2024. Q1 and FY 2022 represents working capital adjustments related to the disposition of Unified Brands and the Race Winning Brands equity method investment in Q4 2021.

[4] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

5 Q4 and FY 2023 include the net income tax benefit of internal reorganizations executed in 2023. Q2 and FY 2022 include a reduction to income taxes previously recorded related to the Tax Cuts and Jobs Act.

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2023					2022
	Q1	Q2	Q3	Q4	FY 2023	Q1	Q2	Q3	Q4	FY 2022
Net earnings per share:
Basic	$1.64	$1.73	$2.07	$2.12	$7.56	$1.57	$2.01	$2.01	$1.88	$7.47
Diluted	$1.63	$1.72	$2.06	$2.11	$7.52	$1.56	$2.00	$2.00	$1.87	$7.42

Net earnings and weighted average shares used in calculated earnings per share amounts are as follows:
Net earnings	$228,574	$242,239	$289,753	$296,262	$1,056,828	$226,153	$289,618	$286,026	$263,579	$1,065,376

Weighted average shares outstanding:
Basic	139,757	139,862	139,878	139,893	139,848	144,087	143,832	142,506	140,343	142,681
Diluted	140,616	140,578	140,615	140,586	140,599	145,329	144,669	143,257	141,168	143,595

* Per share data may be impacted by rounding.

DOVER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)(in thousands)

	December 31, 2023	December 31, 2022
Assets:
Cash and cash equivalents	$398,561	$380,868
Receivables, net	1,432,040	1,516,871
Inventories, net	1,225,452	1,366,608
Prepaid and other current assets	141,538	159,118
Assets held for sale	192,644	—
Property, plant and equipment, net	1,031,816	1,004,825
Goodwill	4,881,687	4,669,494
Intangible assets, net	1,483,913	1,333,735
Other assets and deferred charges	560,862	465,000
Total assets	$11,348,513	$10,896,519

Liabilities and Stockholders' Equity:
Short-term borrowings	$468,282	$735,772
Payables, accrued expenses and other current liabilities	1,880,920	2,037,502
Liabilities held for sale	64,568	—
Deferred taxes and other non-current liabilities	836,379	894,366
Long-term debt	2,991,759	2,942,513
Stockholders' equity	5,106,605	4,286,366
Total liabilities and stockholders' equity	$11,348,513	$10,896,519

DOVER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)(in thousands)

	Years Ended December 31,
	2023	2022
Operating activities:
Net earnings	$1,056,828	$1,065,376
Depreciation and amortization	317,463	307,538
Stock-based compensation	31,465	30,821
Contributions to employee benefit plans	(16,098)	(12,890)
Net change in assets and liabilities	(53,313)	(585,121)
Net cash provided by operating activities	1,336,345	805,724

Investing activities:
Additions to property, plant and equipment	(192,592)	(220,962)
Acquisitions, net of cash and cash equivalents acquired	(533,623)	(312,855)
Proceeds from the sale of property, plant and equipment	4,234	6,061
Other	(4,649)	(13,168)
Net cash used in investing activities	(726,630)	(540,924)

Financing activities:
Change in commercial paper and other short-term borrowings, net	(267,490)	629,891
Dividends paid to stockholders	(284,297)	(287,551)
Repurchase of common stock, including accelerated share repurchase program	—	(585,000)
Payments to settle employee tax obligations on exercise of share-based awards	(12,137)	(14,637)
Other	(4,132)	(2,968)
Net cash used in financing activities	(568,056)	(260,265)

Effect of exchange rate changes on cash and cash equivalents	(6,666)	(9,171)

Net increase (decrease) in cash and cash equivalents, including cash held for sale	34,993	(4,636)
Cash and cash equivalents at beginning of year	380,868	385,504
Cash and cash equivalents, including cash held for sale at end of year	$415,861	$380,868

	Years Ended December 31,
	2023	2022
Cash and cash equivalents	$398,561	$380,868
Cash and cash equivalents held for sale	17,300	—
Cash and cash equivalents, including cash held for sale	$415,861	$380,868

DOVER CORPORATION
QUARTERLY ADJUSTED SEGMENT EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2023					2022
	Q1	Q2	Q3	Q4	FY 2023	Q1	Q2	Q3	Q4	FY 2022
ADJUSTED SEGMENT EBITDA

Engineered Products:
Segment earnings	$84,275	$73,076	$101,610	$118,464	$377,425	$71,130	$81,671	$90,145	$103,573	$346,519
Other depreciation and amortization [1]	7,070	7,300	7,306	6,397	28,073	7,274	6,799	6,819	6,853	27,745
Adjusted segment EBITDA [2]	91,345	80,376	108,916	124,861	405,498	78,404	88,470	96,964	110,426	374,264
Adjusted segment EBITDA margin [2]	18.4%	17.0%	21.6%	23.6%	20.2%	16.1%	17.2%	18.8%	21.0%	18.3%

Clean Energy & Fueling:
Segment earnings	$73,605	$83,616	$92,483	$78,900	$328,604	$72,962	$99,034	$90,208	$90,789	$352,993
Other depreciation and amortization [1]	7,046	7,541	7,686	7,844	30,117	8,466	6,533	6,893	6,923	28,815
Adjusted segment EBITDA [2]	80,651	91,157	100,169	86,744	358,721	81,428	105,567	97,101	97,712	381,808
Adjusted segment EBITDA margin [2]	18.7%	20.7%	21.5%	19.3%	20.1%	17.8%	21.4%	20.9%	21.1%	20.3%

Imaging & Identification:
Segment earnings	$68,315	$61,336	$70,316	$72,545	$272,512	$58,598	$61,392	$74,477	$73,617	$268,084
Other depreciation and amortization [1]	3,394	3,745	3,972	4,182	15,293	3,497	3,496	3,372	3,820	14,185
Adjusted segment EBITDA [2]	71,709	65,081	74,288	76,727	287,805	62,095	64,888	77,849	77,437	282,269
Adjusted segment EBITDA margin [2]	25.3%	23.9%	26.9%	26.9%	25.8%	22.8%	23.5%	27.6%	26.4%	25.1%

Pumps & Process Solutions:
Segment earnings	$115,244	$129,337	$117,907	$121,917	$484,405	$146,617	$138,048	$128,573	$119,780	$533,018
Other depreciation and amortization [1]	10,939	11,609	12,052	11,744	46,344	9,922	9,787	10,137	10,993	40,839
Adjusted segment EBITDA [2]	126,183	140,946	129,959	133,661	530,749	156,539	147,835	138,710	130,773	573,857
Adjusted segment EBITDA margin [2]	30.5%	30.3%	30.1%	30.0%	30.2%	36.0%	33.5%	32.0%	31.3%	33.2%

Climate & Sustainability Technologies:
Segment earnings	$73,778	$76,074	$84,060	$71,468	$305,380	$53,609	$64,181	$75,190	$61,504	$254,484
Other depreciation and amortization [1]	6,624	6,895	6,954	7,084	27,557	6,495	6,443	6,736	6,530	26,204
Adjusted segment EBITDA [2]	80,402	82,969	91,014	78,552	332,937	60,104	70,624	81,926	68,034	280,688
Adjusted segment EBITDA margin [2]	17.7%	18.5%	19.1%	19.7%	18.7%	15.1%	16.3%	17.7%	15.4%	16.2%

Total Segments:
Total segment earnings [2,3]	$415,217	$423,439	$466,376	$463,294	$1,768,326	$402,916	$444,326	$458,593	$449,263	$1,755,098
Other depreciation and amortization [1]	35,073	37,090	37,970	37,251	147,384	35,654	33,058	33,957	35,119	137,788
Total Adjusted segment EBITDA [2]	450,290	460,529	504,346	500,545	1,915,710	438,570	477,384	492,550	484,382	1,892,886
Total Adjusted segment EBITDA margin [2]	21.7%	21.9%	23.4%	23.8%	22.7%	21.4%	22.1%	22.8%	22.6%	22.2%

[1] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.
[2] Refer to Non-GAAP Disclosures section for definition.
[3] Refer to Quarterly Segment Information section for reconciliation of total segment earnings to net earnings.

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

	2023					2022
	Q1	Q2	Q3	Q4	FY 2023	Q1	Q2	Q3	Q4	FY 2022
Adjusted net earnings:
Net earnings	$228,574	$242,239	$289,753	$296,262	$1,056,828	$226,153	$289,618	$286,026	$263,579	$1,065,376
Purchase accounting expenses, pre-tax [1]	42,679	40,200	40,320	41,744	164,943	53,286	47,019	40,526	40,272	181,103
Purchase accounting expenses, tax impact [2]	(9,599)	(9,012)	(8,966)	(9,143)	(36,720)	(12,538)	(11,013)	(9,494)	(8,689)	(41,734)
Restructuring and other costs, pre-tax [3]	14,053	18,143	12,327	19,150	63,673	10,552	7,944	8,613	11,881	38,990
Restructuring and other costs, tax impact [2]	(2,990)	(3,665)	(2,556)	(3,970)	(13,181)	(2,191)	(1,803)	(1,921)	(2,311)	(8,226)
Disposition costs, pre-tax [4]	—	—	—	1,302	1,302	194	—	—	—	194
Disposition costs, tax impact [2]	—	—	—	(270)	(270)	(27)	—	—	—	(27)
Tax Cuts and Jobs Act [5]	—	—	—	—	—	—	(22,579)	—	—	(22,579)
Adjusted net earnings	$272,717	$287,905	$330,878	$345,075	$1,236,575	$275,429	$309,186	$323,750	$304,732	$1,213,097

Adjusted diluted net earnings per share:
Diluted net earnings per share	$1.63	$1.72	$2.06	$2.11	$7.52	$1.56	$2.00	$2.00	$1.87	$7.42
Purchase accounting expenses, pre-tax [1]	0.30	0.29	0.29	0.30	1.18	0.37	0.33	0.28	0.29	1.27
Purchase accounting expenses, tax impact [2]	(0.07)	(0.06)	(0.06)	(0.07)	(0.26)	(0.09)	(0.08)	(0.07)	(0.06)	(0.30)
Restructuring and other costs, pre-tax [3]	0.10	0.13	0.09	0.14	0.46	0.07	0.05	0.06	0.08	0.26
Restructuring and other costs, tax impact [2]	(0.02)	(0.03)	(0.02)	(0.03)	(0.10)	(0.02)	(0.01)	(0.01)	(0.02)	(0.06)
Disposition costs, pre-tax [4]	—	—	—	0.01	0.01	—	—	—	—	—
Disposition costs, tax impact [2]	—	—	—	—	—	—	—	—	—	—
Tax Cuts and Jobs Act [5]	—	—	—	—	—	—	(0.16)	—	—	(0.16)
Adjusted diluted net earnings per share	$1.94	$2.05	$2.35	$2.45	$8.80	$1.90	$2.14	$2.26	$2.16	$8.45

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period. Q1, Q2, and FY 2022 include $12,487, $7,158, and $19,869 of amortization of inventory step-up, respectively, primarily related to the Q4 2021 acquisitions within our Clean Energy & Fueling segment.

[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges. Q3 and FY 2023 include $3,302 of non-cash asset impairment charges for our Climate & Sustainability Technologies segment. Q1 and FY 2022 include $5,457 of non-cash foreign currency translation losses reclassified to earnings included within restructuring and other costs and $2,117 related to write-off of assets due to an exit from certain Latin America countries for our Climate & Sustainability Technologies segment.

4 Q4 and FY 2023 disposition costs relate to the sale of De-Sta-Co which is expected to close in Q1 2024. Q1 and FY 2022 represents working capital adjustments related to the disposition of Unified Brands and the Race Winning Brands equity method investment in Q4 2021.

5 Q2 and FY 2022 represent a reduction to income taxes previously recorded related to the Tax Cuts and Jobs Act.
* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY NET EARNINGS TO ADJUSTED SEGMENT EBITDA RECONCILIATION (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2023					2022
	Q1	Q2	Q3	Q4	FY 2023	Q1	Q2	Q3	Q4	FY 2022
Net earnings	$228,574	$242,239	$289,753	$296,262	$1,056,828	$226,153	$289,618	$286,026	$263,579	$1,065,376
Provision for income taxes [1]	57,716	57,784	64,709	32,969	213,178	49,550	45,738	67,007	59,834	222,129
Earnings before provision for income taxes	286,290	300,023	354,462	329,231	1,270,006	275,703	335,356	353,033	323,413	1,287,505
Interest income	(2,091)	(2,653)	(3,808)	(4,944)	(13,496)	(775)	(949)	(1,244)	(1,462)	(4,430)
Interest expense	34,214	33,804	32,389	30,898	131,305	26,552	26,989	29,789	33,126	116,456
Corporate expense / other [2]	40,072	33,922	30,686	45,913	150,593	37,404	27,967	27,876	42,033	135,280
Disposition costs [3]	—	—	—	1,302	1,302	194	—	—	—	194
Restructuring and other costs [4]	14,053	18,143	12,327	19,150	63,673	10,552	7,944	8,613	11,881	38,990
Purchase accounting expenses [5]	42,679	40,200	40,320	41,744	164,943	53,286	47,019	40,526	40,272	181,103
Total segment earnings [6]	415,217	423,439	466,376	463,294	1,768,326	402,916	444,326	458,593	449,263	1,755,098
Add: Other depreciation and amortization [7]	35,073	37,090	37,970	37,251	147,384	35,654	33,058	33,957	35,119	137,788
Total adjusted segment EBITDA [6]	$450,290	$460,529	$504,346	$500,545	$1,915,710	$438,570	$477,384	$492,550	$484,382	$1,892,886

1 Q4 and FY 2023 include the net income tax benefit of internal reorganizations executed in 2023. Q2 and FY 2022 include a reduction to income taxes previously recorded related to the Tax Cuts and Jobs Act.

[2] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

3 Q4 and FY 2023 disposition costs relate to the sale of De-Sta-Co which is expected to close in Q1 2024. Q1 and FY 2022 represents working capital adjustments related to the disposition of Unified Brands and the Race Winning Brands equity method investment in Q4 2021.

[4] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges.
[5] Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period.
[6] Refer to Non-GAAP Disclosures section for definition.
[7] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.

DOVER CORPORATION
REVENUE GROWTH FACTORS AND ADJUSTED EPS GUIDANCE RECONCILIATIONS (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

Revenue Growth Factors

	2023
	Q1	Q2	Q3	Q4	Q4 YTD
Organic
Engineered Products	3.4%	(7.7)%	(3.0)%	—%	(1.9)%
Clean Energy & Fueling	(2.6)%	(9.3)%	(0.2)%	(3.5)%	(4.0)%
Imaging & Identification	8.2%	0.3%	(3.6)%	(3.5)%	0.2%
Pumps & Process Solutions	(7.1)%	0.9%	(7.3)%	0.5%	(3.3)%
Climate & Sustainability Technologies	16.2%	4.0%	1.8%	(10.9)%	2.4%
Total Organic	2.9%	(3.0)%	(2.4)%	(3.4)%	(1.5)%
Acquisitions	0.9%	0.9%	1.0%	0.9%	0.9%
Currency translation	(2.5)%	(0.6)%	1.2%	0.9%	(0.2)%
Total*	1.3%	(2.7)%	(0.2)%	(1.6)%	(0.8)%
* Totals may be impacted by rounding.

	2023
	Q1	Q2	Q3	Q4	Q4 YTD
Organic
United States	2.6%	(8.6)%	(7.3)%	1.7%	(3.0)%
Other Americas	16.8%	13.9%	13.1%	(22.5)%	3.4%
Europe	(0.3)%	(0.9)%	(5.2)%	(16.1)%	(5.7)%
Asia	(3.9)%	1.9%	(3.4)%	4.9%	(0.2)%
Other	20.8%	33.0%	72.8%	26.8%	38.5%
Total Organic	2.9%	(3.0)%	(2.4)%	(3.4)%	(1.5)%
Acquisitions	0.9%	0.9%	1.0%	0.9%	0.9%
Currency translation	(2.5)%	(0.6)%	1.2%	0.9%	(0.2)%
Total*	1.3%	(2.7)%	(0.2)%	(1.6)%	(0.8)%
* Totals may be impacted by rounding.

Adjusted EPS Guidance Reconciliation
	2023 Actual	2024 Guidance
Adjusted net earnings per share*:
Net earnings (GAAP)	$7.52	$7.90 - $8.10
Purchase accounting expenses, net	0.92	0.98
Restructuring and other costs, net	0.36	0.07
Adjusted net earnings per share (Non-GAAP)	$8.80	$8.95 - $9.15
* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2023					2022
	Q1	Q2	Q3	Q4	FY 2023	Q1	Q2	Q3	Q4	FY 2022
BOOKINGS

Engineered Products	$536,472	$489,131	$576,641	$494,528	$2,096,772	$541,035	$452,668	$512,374	$498,249	$2,004,326
Clean Energy & Fueling	454,526	440,137	449,663	401,195	1,745,521	501,491	487,861	432,259	399,414	1,821,025
Imaging & Identification	290,712	262,092	271,113	297,312	1,121,229	307,104	292,136	281,789	273,170	1,154,199
Pumps & Process Solutions	464,297	394,317	363,111	455,390	1,677,115	459,790	471,693	415,253	362,468	1,709,204
Climate & Sustainability Technologies[1]	371,643	310,911	340,474	325,625	1,348,653	430,465	458,181	404,150	377,120	1,669,916
Intersegment eliminations	(1,530)	(1,918)	(849)	(2,125)	(6,422)	(2,295)	(1,207)	(423)	(1,391)	(5,316)
Total consolidated bookings	$2,116,120	$1,894,670	$2,000,153	$1,971,925	$7,982,868	$2,237,590	$2,161,332	$2,045,402	$1,909,030	$8,353,354
[1] For comparability, prior periods were revised to exclude non-binding orders and previously disclosed de-bookings. Refer to Performance Measures Definitions section.

	2023
	Q1	Q2	Q3	Q4	Q4 YTD
BOOKINGS GROWTH FACTORS

Organic
Engineered Products	0.9%	8.4%	11.6%	(1.6)%	4.7%
Clean Energy & Fueling	(6.1)%	(8.4)%	3.5%	(0.1)%	(3.1)%
Imaging & Identification	(1.8)%	(8.5)%	(5.4)%	7.7%	(2.1)%
Pumps & Process Solutions	(1.2)%	(19.4)%	(15.6)%	22.6%	(4.7)%
Climate & Sustainability Technologies[1]	(11.6)%	(31.5)%	(16.8)%	(14.8)%	(19.1)%
Total Organic	(3.9)%	(12.2)%	(3.5)%	2.0%	(4.6)%
Acquisitions	1.0%	0.7%	0.3%	0.4%	0.6%
Currency translation	(2.5)%	(0.8)%	1.0%	0.9%	(0.4)%
Total*	(5.4)%	(12.3)%	(2.2)%	3.3%	(4.4)%
* Totals may be impacted by rounding.
[1] For comparability, prior periods were revised to exclude non-binding orders and previously disclosed de-bookings. Refer to Performance Measures Definitions section.

ADDITIONAL INFORMATION
FOURTH QUARTER AND FULL YEAR 2023
(unaudited)(amounts in thousands except share data and where otherwise indicated)
Acquisitions

During the fourth quarter of 2023, the Company completed the acquisition of FW Murphy Production Controls, LLC, within the Pumps & Process Solutions segment for $526.5 million, subject to customary post-closing adjustments.

For the full year 2023, the Company acquired two businesses in separate transactions for total consideration of $535.3 million, net of cash acquired and including contingent consideration. The businesses were acquired to complement and expand upon existing operations within the Pumps & Process Solutions and Climate & Sustainability Technologies segments. The purchase price allocations for these acquisitions are preliminary and subject to change during the measurement period.

Dispositions

On October 11, 2023 the Company entered into a definitive agreement to sell De-Sta-Co, an operating company within the Engineered Products segment, for approximately $680.0 million enterprise value, subject to customary post-closing adjustments. De-Sta-Co's assets and liabilities are classified as held for sale in the condensed consolidated balance sheets as of December 31, 2023. The transaction is expected to close in Q1 2024, subject to customary closing conditions, including receipt of regulatory approvals.

Restructuring and Other Costs (Benefits)

During the fourth quarter and year ended December 31, 2023, restructuring and other costs (benefits) included restructuring charges of $16.6 million and $50.4 million, respectively, and other costs of $2.5 million and $13.2 million, respectively. The restructuring expenses incurred during the year ended December 31, 2023 were primarily related to headcount reductions and exit costs in the Clean Energy & Fueling, Engineered Products and Pumps & Process Solutions segments. These restructuring programs were initiated in 2022 and 2023 and were undertaken in light of current market conditions. Other costs (benefits) were primarily due to an asset impairment in our Climate & Sustainability Technologies segment and product line rationalization and footprint reduction in our Clean Energy & Fueling segment.

($ in millions)	2023		2022
	Q4	FY	Q4	FY
Engineered Products	$3.5	$9.8	$0.5	$6.5
Clean Energy & Fueling	5.6	24.7	4.8	9.6
Imaging & Identification	4.8	7.1	2.9	6.4
Pumps & Process Solutions	1.5	7.9	2.0	4.7
Climate & Sustainability Technologies	2.1	9.3	0.9	9.3
Corporate	1.6	4.9	0.8	2.6
Total*	$19.2	$63.7	$11.9	$39.0
* Totals may be impacted by rounding.

Tax Rate

The effective tax rate was 10.0% and 18.5% for the fourth quarters of 2023 and 2022, respectively. On a full year basis, the effective tax rate for 2023 and 2022 was 16.8% and 17.3%, respectively. The 2023 tax rate was primarily driven by the release of a net valuation allowance against non-U.S. tax loss carryforwards mainly related to an internal reorganization, partially offset by an accrual of withholding taxes on current and future repatriation of certain foreign earnings. The 2022 tax rate was primarily driven by favorable audit resolutions, including a reduction to income taxes previously recorded related to the Tax Cut and Jobs Act.

ADDITIONAL INFORMATION (CONTINUED)
FOURTH QUARTER AND FULL YEAR 2023
(unaudited)(amounts in thousands except share data and where otherwise indicated)

Capitalization

The following table provides a reconciliation of total debt and net debt to net capitalization to the most directly comparable GAAP measures:

Net Debt to Net Capitalization Ratio (Non-GAAP)	December 31, 2023	December 31, 2022
Commercial paper	$467,600	$734,936
Other	682	836
Short-term borrowings	$468,282	$735,772
Long-term debt	2,991,759	2,942,513
Total debt	3,460,041	3,678,285
Less: Cash and cash equivalents, including cash held for sale	(415,861)	(380,868)
Net debt	3,044,180	3,297,417
Add: Stockholders' equity	5,106,605	4,286,366
Net capitalization	$8,150,785	$7,583,783
Net debt to net capitalization	37.3%	43.5%

Quarterly Cash Flow

	2023					2022
	Q1	Q2	Q3	Q4	FY 2023	Q1	Q2	Q3	Q4	FY 2022
Net Cash Flows Provided By (Used In):
Operating activities	$241,284	$195,254	$383,457	$516,350	$1,336,345	$23,683	$178,773	$264,625	$338,643	$805,724
Investing activities	(43,556)	(42,454)	(50,243)	(590,377)	(726,630)	(46,963)	(68,890)	(286,208)	(138,863)	(540,924)
Financing activities	(306,565)	(137,924)	(312,716)	189,149	(568,056)	(75,204)	120,469	(178,844)	(126,686)	(260,265)

Quarterly Free Cash Flow (Non-GAAP)

	2023					2022
	Q1	Q2	Q3	Q4	FY 2023	Q1	Q2	Q3	Q4	FY 2022
Cash flow from operating activities	$241,284	$195,254	$383,457	$516,350	$1,336,345	$23,683	$178,773	$264,625	$338,643	$805,724
Less: Capital expenditures	(48,375)	(40,079)	(43,128)	(61,010)	(192,592)	(50,381)	(50,196)	(65,462)	(54,923)	(220,962)
Free cash flow	$192,909	$155,175	$340,329	$455,340	$1,143,753	$(26,698)	$128,577	$199,163	$283,720	$584,762

Cash flow from operating activities as a percentage of revenue	11.6%	9.3%	17.8%	24.5%	15.8%	1.2%	8.3%	12.3%	15.8%	9.5%

Cash flow from operating activities as a percentage of adjusted net earnings	88.5%	67.8%	115.9%	149.6%	108.1%	8.6%	57.8%	81.7%	111.1%	66.4%

Free cash flow as a percentage of revenue	9.3%	7.4%	15.8%	21.6%	13.6%	(1.3)%	6.0%	9.2%	13.3%	6.9%

Free cash flow as a percentage of adjusted net earnings	70.7%	53.9%	102.9%	132.0%	92.5%	(9.7)%	41.6%	61.5%	93.1%	48.2%

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding our results as determined by GAAP, management also discloses non-GAAP information that management believes provides useful information to investors. Adjusted net earnings, adjusted diluted net earnings per share, total segment earnings, total segment earnings margin, adjusted segment EBITDA, adjusted segment EBITDA margin, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of adjusted net earnings, net debt, net capitalization, net debt to net capitalization ratio, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for net earnings, diluted net earnings per share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

Adjusted net earnings represents net earnings adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits, Tax Cuts and Jobs Act, disposition costs and gain/loss on dispositions. Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period. We exclude after-tax purchase accounting expenses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. While we have a history of acquisition activity, our acquisitions do not happen in a predictive cycle. Exclusion of purchase accounting expenses facilitates more consistent comparisons of operating results over time. We believe it is important to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted net earnings per share or adjusted earnings per share represent diluted EPS adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits, Tax Cuts and Jobs Act, disposition costs and gain/loss on dispositions.

Total segment earnings is defined as the sum of earnings before purchase accounting expenses, restructuring and other costs/benefits, disposition costs, gain/loss on dispositions, corporate expenses/other, interest expense, interest income and provision for income taxes for all segments. Total segment earnings margin is defined as total segment earnings divided by revenue.

Adjusted segment EBITDA is defined as segment earnings plus other depreciation and amortization expense, which relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs/benefits. Adjusted segment EBITDA margin is defined as adjusted segment EBITDA divided by revenue.

Management believes the non-GAAP measures above are useful to investors to better understand the Company’s ongoing profitability as they will better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Net debt represents total debt minus cash and cash equivalents, including cash held for sale. Net capitalization represents net debt plus stockholders' equity. Net debt to net capitalization ratio is net debt divided by net capitalization. Net debt to net capitalization is helpful in evaluating our capital structure and the amount of leverage we employ.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of adjusted net earnings equals free cash flow divided by adjusted net earnings. Management believes that free cash flow and free cash flow ratios are important measures of liquidity because they provide management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and trends between periods. We do not provide a reconciliation of forward-looking organic revenue to the most directly comparable GAAP financial measure pursuant to the exception provided in Item 10(e)(1)(i)(B) of Regulation S-K because we are not able to provide a meaningful or accurate compilation of reconciling items. This is due to the inherent difficulty in accurately forecasting the timing and amounts of the items that would be excluded from the most directly comparable GAAP financial measure or are out of our control. For the same reasons, we are unable to address the probable significance of unavailable information which may be material.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period and now exclude de-bookings. This metric is an important measure of performance and an indicator of order trends.

Organic bookings represent bookings excluding the impact of foreign currency exchange rates and the impact of acquisitions and dispositions. This metric is an important measure of performance and an indicator of order trends.

We use the above operational metrics in monitoring the performance of the business. We believe the operational metrics are useful to investors and other users of our financial information in assessing the performance of our segments.